___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2016

POCKET GAMES, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	333-192939	46-3813936
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

909 Plainview Ave Far Rockaway, New York		11691
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (347) 318-8859

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 8, 2016, the Board of Directors of Pocket Games, Inc. (the “Company”) amended its Articles of Incorporation (the “Amendment”) to effect the following:

Change in Authorized Common Stock. We are increasing the authorized common stock to five billion.

Designation of Series B Preferred Stock. We are designating 480,000 shares of our authorized 2,500,000 Preferred shares as Series B preferred Stock having the following rights and designations:

i)	Stated Value. The Series B Preferred Stock shall have a stated value of $10.00 per Share and an aggregate liquidation value of $4,800,000;
ii)	Liquidation, Sale of Control or Winding Up. On a Sale of Control (as defined in the Exchange Agreement) or liquidation of the Corporation, the Series B Convertible Preferred Stock shall rank (A) junior to any Indebtedness of the Corporation, (b) pari passu to any other Preferred Stock now existing or hereafter created (including the Series A Preferred Stock) or hereinafter created, and (c) be senior to any shares of Common Stock of the Corporation now existing or hereafter created;
iii)	Voting. The Series B Convertible Preferred Stock shall vote on an “as converted” basis, together with the outstanding shares of Corporation Common Stock;
iv)	Dividends. The Series B Convertible Preferred Stock shall not accrue or pay any dividend;
v)	Redemption. The Series B Convertible Preferred Stock shall not be subject to any mandatory or optional redemption;
vi)	Conversion. The Series B Convertible Preferred Stock shall upon the occurrence of a “Conversion Event” (hereinafter defined) shall automatically convert into an aggregate of twenty three million and sixty-seven thousand, six hundred and twenty seven (23,067,627) shares of the Corporation’s Common Stock, or such other number of shares of Corporation Common Stock as shall constitute forty-eight (48.0%) percent of the "Corporation Fully-Diluted Common Stock” (as that term is defined in the Exchange Agreement) as at the date such Conversion Event shall occur; and

“Conversion Event” shall mean the listing of the shares of Corporation Common Stock for trading on the New York Stock Exchange, the NASDAQ Stock Exchange (including the Nasdaq Capital Markets) or the NYSE:Amex Exchange

Anti-takeover provisions. The Company’s Amended and Restated Articles of Incorporation provide that the Board of Directors may issue up to 2,500,000 shares of “blank check” Preferred Stock and fix the rights, preferences, privileges, qualifications, limitations, and restrictions of any Preferred Stock issued by the Company, including the number of shares constituting any series or the designation of such series. The existence of unissued Preferred Stock may enable the Board of Directors, without further action by the stockholders, to issue such stock to persons friendly to current management or to issue such stock with terms that could render more difficult or discourage an attempt to obtain control of the Company, thereby protecting the continuity of the Company’s management.

The Amendment is attached hereto as an Exhibit to this Current Report.

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 8, the Board of Directors and holders of a majority of the voting rights of the Company’s capital stock approved the Amendment as described in Item 5.03 above. The Amendment is attached hereto as an Exhibit to this Current Report

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3(i)	Amended Articles of Incorporation of Pocket Games, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pocket Games, Inc.

Date: April 8, 2016	By: /s/ David Lovatt
David Lovatt
Chief Executive Officer